Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Jeanette O'Loughlin
312-564-6076
joloughlin@theprivatebank.com

For Immediate Release:

PrivateBancorp, Inc. to Present at the Morgan Stanley Financials Conference

CHICAGO, June 4, 2015 - PrivateBancorp, Inc. (NASDAQ: PVTB) announced it will present at the Morgan Stanley Financials Conference in New York on Tuesday, June 9, 2015, at 8:35 a.m. Eastern Time.

Investors may access materials distributed in meetings at the conference and the presentation webcast under the Investor Relations section of the Company’s website at investor.theprivatebank.com. The webcast will be available during the conference time and archived for 90 days following the conference date.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiary The PrivateBank, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities it serves. As of March 31, 2015, the Company had 34 offices in 11 states and $16.4 billion in assets. The Company's website is www.theprivatebank.com.

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